                                                                    Exhibit 11.1
                                                                   (Page 1 of 2)

                      Exide Corporation and Subsidiaries
                       Computation of Per-Share Earnings

            (Amounts in thousands except share and per-share data)

                                                                             For the three months ended
                                                                          ================================
                                                                             June 29,          June 30,
                                                                               1997              1996
                                                                          --------------    --------------
Primary earnings per common share:

Income (loss) before extraordinary loss                                  $       (7,445)   $      (11,119)
                                                                          ==============    ==============

Net income (loss) applicable to common stock                             $      (14,758)   $      (11,119)
                                                                          ==============    ==============

Shares and equivalents outstanding-

     Base shares after ECA exchange                                           8,388,347         8,388,347

     Common stock equivalents--

          Stock award grants, assuming exercised at
            the average market price                                            673,491           703,581

          Stock award grants exercised                                           20,097            10,822

          Stock options, assuming exercised at
            the average market price                                                 --                --

     IPO shares                                                               4,600,000         4,600,000

     Secondary offering shares                                                1,000,000         1,000,000

     12/94 stock offering                                                     5,175,000         5,175,000

     Shares issued to acquire Schuylkill Holdings, Inc.                         593,210           593,210

     Shares issued to acquire remaining interest in CEAc subsidiary             350,000           350,000

     Additional shares issued to acquire remaining interest in CEAc
          subsidiary                                                            366,009                --

     Shares issued to acquire a sales branch operation                           66,667                --

     Shares issued under Employee Stock Purchase Plan (average shares
          outstanding throughout the year)                                       12,379             3,459

     Shares issued under Stock Award Plan                                         1,500                --
                                                                          --------------    --------------

Weighted average of common shares outstanding and equivalents                21,246,700        20,824,419
                                                                          ==============    ==============

Primary earnings (loss) per common share before extraordinary loss       $        (0.35)   $        (0.53)
                                                                          ==============    ==============

Primary earnings (loss) per common share                                 $        (0.69)   $        (0.53)
                                                                          ==============    ==============

                                                                    Exhibit 11.1
                                                                   (Page 2 of 2)
                       Exide Corporation and Subsidiaries
                        Computation of Per-Share Earnings

             (Amounts in thousands except share and per-share data)

                                                                                  For the three months ended
                                                                            =======================================
                                                                                 June 29,             June 30,
                                                                                   1997                 1996
                                                                            ------------------   ------------------
Fully diluted earnings per common share:


Income (loss) before extraordinary loss                                    $           (7,445)  $          (11,119)

Elimination of interest expense on convertible senior
   subordinated notes, net of income tax benefit                                        3,016                2,928

                                                                            ------------------   ------------------
Adjusted income (loss) before extraordinary loss                           $           (4,429)  $           (8,191)
                                                                            ==================   ==================

Net income (loss) applicable to common stock                               $          (14,758)  $          (11,119)

Elimination of interest expense on convertible senior subordinated
   notes, net of income tax benefit                                                     3,016                2,928
                                                                            ------------------   ------------------

Adjusted net income (loss) applicable to common stock                      $          (11,742)  $           (8,191)
                                                                            ==================   ==================

Shares and equivalents outstanding-

   Base shares after ECA exchange                                                   8,388,347            8,388,347

   Common stock equivalents--

      Stock award grants, assuming exercised at
       the average market price                                                       673,491              703,581

      Stock award grants exercised                                                     20,097               10,822

      Stock options, assuming exercised at
       the average market price                                                            --                   --

   IPO shares                                                                       4,600,000            4,600,000

   Secondary offering shares                                                        1,000,000            1,000,000

   12/94 stock offering                                                             5,175,000            5,175,000

   Shares issued to acquire Schuylkill Holdings, Inc.                                 593,210              593,210

   Shares issued to acquire remaining interest in CEAc subsidiary                     350,000              350,000

   Additional shares issued to acquire remaining interest in CEAc
      subsidiary                                                                      366,009                   --

   Shares issued to acquire a sales branch operation                                   66,667                   --

   Shares issued under Employee Stock Purchase Plan (average shares
      outstanding throughout the year)                                                 12,379                3,459

   Shares issued under Stock Award Plan                                                 1,500                   --

   Convertible shares                                                               4,992,571            4,992,571
                                                                            ------------------   ------------------

Weighted average of common shares outstanding and equivalents                      26,239,271           25,816,990
                                                                            ==================   ==================

Fully diluted earnings per common share before extraordinary loss          $              N.A.  $              N.A.
                                                                            ==================   ==================

Fully diluted earnings  per common share                                   $              N.A.  $              N.A.
                                                                            ==================   ==================